Exhibit 10.30

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

RE:	PROPOSAL FOR STRUCTURAL ENGINEERING SERVICES
	June 12, 2025	Page 1 of 3

Via email: [***]

June 12, 2025

Mr. Kant Trivedi COO

BLOCKFUSION USA, INC.

447 Broadway 2nd Floor, #538
New York, NY 10013

RE:	PROPOSAL FOR STRUCTURAL ENGINEERING SERVICES BLOCKFUSION DATA CENTER, NIAGARA, NY

Dear Mr. Trivedi,

Thornton Tomasetti is pleased to provide this proposal for the Blockfusion Niagara Data Center.

I.	Project Description

Based on discussions with Blockfusion USA, Inc. (the “Owner”) during our site visit, Thornton Tomasetti, Inc. (“TT”) understands the scope of the Project to consist of an initial feasibility study to support the site’s long-term master plan. The master plan includes the rapid deployment of a 5MW-10MW data module within the existing power plant building, followed by the construction of a new four-story, 24MW facility adjacent to the current structure. Once the new 24MW facility is commissioned, the existing power plant building will be demolished and replaced with a new four-story, 24MW facility constructed on its original footprint.

II.	Capabilities and Services

Thornton Tomasetti works as an integrated firm in which expertise across all our offices and practices can be brought to bear on the evaluation, design and construction of a project of any type, scale or complexity. As illustrated in Exhibit D –Capabilities and Services, which summarizes our practices, Thornton Tomasetti is uniquely qualified to assist the Blockfusion team in achieving its goals.

As the scope of the Project evolves, we propose to meet with you to discuss what scope of integrated services might be appropriate for TT to provide for the Project including support of the demolition engineering efforts.

101 Arch Street, Suite 1600 | Boston | MA 02210-1130
617.250.4100 |www.ThorntonTomasetti.com

III.	Scope of Services

A.	Our Scope of Services for Structural Engineering on this Project consists of providing high level guidance on design of the building structural system during the feasibility and early concept phase and production of a report documenting these recommendations. This includes but is not limited to development of conceptual alternatives of building structural systems and development of a basis of design narrative which may include concept level sketches of floor plan layout or sections. For the rapid deployment component, we will assist the team in locating the data center and infrastructure within the existing building based on existing capacity. We will also assist in providing information for structural scope as needed in an effort to establish early costs for rapid deployment.

IV.	Project Schedule

A.	Schedule This proposal is based on the following schedule assumed by TT.

Feasibility Study                  2 months

V.	Project Team

Our Project team will consist of the following with additional engineering and BIM staff joining the team as required throughout the Project schedule:

[***]

VI.	Fees

A.	Structural Engineering Services Fee Based on the above-assumed schedule and Project delivery method, we propose to provide the Scope of Services for the lump sum fee of [***], plus [***] in reimbursable expenses.

B.	TT invoices for the Basic Fee will be invoiced proportional to the completion of TT’s scope of work.

C.	Expenses The following pre-approved and documented expenses are in addition to the Basic Fee and will be billed to the Client at our cost plus [***] percent:

[***]

D.	Payment

TT will invoice the Client on a monthly cycle for fees and expenses. Payments will be due from the Client to TT within 30 days of the invoice date.

VII.	Additional Provisions

A.	Exhibit A – Client and Owner Responsibility

B.	Exhibit B – Thornton Tomasetti’s Capabilities and Services

C.	Exhibit C – Standard Terms and Conditions for Investigation and Design Services.

VIII.	Terms and Conditions

Thornton Tomasetti, Inc. Standard Conditions for Investigation and Design Services are attached hereto and made a part of this Proposal.

Upon authorization to proceed, unless notified otherwise in writing, we will provide our services under the terms of this Proposal.

If the above meets with your agreement, kindly sign and return one copy of this letter agreement, keeping one for your records.

Very truly yours,

THORNTON TOMASETTI, INC.	BLOCKFUSION USA, INC.

/s/ Stephen Szycher	By:	/s/ Kant Trivedi
Stephen Szycher, P.E.
Managing Principal	Date:	8/28/2025

/s/ Kara Raymond
Kara Raymond, P.E.
Senior Associate

Project-Specific Conditions - Page 3 of 3